As filed with the Securities and Exchange Commission on January 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ITAMAR MEDICAL LTD.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	3841	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9 Halamish Street

Caesarea 3088900, Israel

Tel: +972-4-6177000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Itamar Medical Inc.

3290 Cumberland Club Drive

Atlanta, GA 30339

Tel: +1-888-748-2627

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua Kiernan Nathan Ajiashvili Latham & Watkins LLP 885 Third Avenue New York, New York 10022 +1 212 906 1200	Ido Zemach Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999	Michael D. Maline Goodwin Procter LLP 620 8th Avenue New York, New York 10018 +1 212 813 8800	Chaim Friedland Ari Fried Gornitzky & Co. 45 Rothschild Blvd. Tel Aviv 6578403 Israel Tel: +972 (3) 710-9191

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-236120

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company    ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)(3)	AMOUNT OF REGISTRATION FEE(4)
Ordinary shares, par value NIS 0.01 per ordinary share(1)	$ 5,749,921.25	$ 746.34

(1)	In the offering, all ordinary shares will be represented by American Depositary Shares, or ADSs, with each ADS representing 30 ordinary shares. ADSs issuable upon deposit of the ordinary shares registered have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-229100).
(2)	Based on the public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $34,500,000 on a Registration Statement on Form f-1 (File No. 333-236120), which was declared effective on January 30, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,749,921.25 is hereby registered, which includes ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-236120).
(3)	Includes the aggregate offering price of additional ordinary shares which the underwriters have the option to purchase. All of the ordinary shares will be represented by ADSs.
(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of American Depositary Shares, or ADSs, with each ADS representing 30 ordinary shares, par value NIS 0.001 per share, of the Registrant contemplated by the Registration Statement on Form F-1 (File No. 333-236120), initially filed with the Commission by the Registrant on January 28, 2018 (as amended, the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $5,749,921.25. The contents of the Prior Registration Statement, which was declared effective by the Commission on January 30, 2020, and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Somekh Chaikin (a member of KPMG International), an independent registered public accounting firm.
23.2	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on January 30, 2020.

ITAMAR MEDICAL LTD.

By:	/s/ Gilad Glick
	Name:	Gilad Glick
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on January 30, 2020 in the capacities indicated:

Name	Title

/s/ Gilad Glick Gilad Glick	Chief Executive Officer (Principal Executive Officer)

/s/ Shy Basson Shy Basson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Giora Yaron Ph.D.	Chairman of the Board

* Martin Gerstel	Member of the Board

* Ilan Biran	Member of the Board

* Jonathan Kolber	Member of the Board

* Sami Totah	Member of the Board

* Christopher M. Cleary	Member of the Board

* Yaffa Krindel Sieradzki	Member of the Board
* Zipora (Tzipi) Ozer-Armon	Member of the Board

*By:	/s/ Gilad Glick
	Name:	Gilad Glick
	Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Itamar Medical Ltd. has signed this registration statement on January 30, 2020.

Itamar Medical Inc.

By:	/s/ Gilad Glick
Name: Gilad Glick
Title: President